                                                                      Exhibit 11

11. Statement re computation of per share earnings

                                                  Second Quarter Ended          Six Months Ended
                                                        March 31,                  March 31,
                                                  1998          1997           1998          1997
                                                  ----          ----           ----          ----

Net income (loss) in thousands                $       779   $      (338)   $     1,875   $    (1,176)

Shares outstanding at beginning of period
                                                7,667,227     7,537,169      7,664,253     7,450,878
Net issuance of shares under stock award
plans, weighted average                           131,271        72,750         77,126        90,952
                                              -----------   -----------    -----------   -----------

Weighted average shares outstanding - basic
earnings per share calculation                  7,798,498     7,609,919      7,741,379     7,541,830

Effect of dilutive securities:
Assumed exercise of stock options,
  weighted average of incremental shares
                                                  184,398            --        235,518            --
Assumed purchase of stock under stock
purchase plan, weighted average
                                                   24,668            --         38,430            --
                                              -----------   -----------    -----------   -----------
Weighted average shares and common share
  equivalents - diluted earnings per share      8,007,564     7,609,919      8,015,327     7,541,830
                                              ===========   ===========    ===========   ===========
calculation

Basic earning (loss) per share                $       .10   $      (.04)   $       .24   $      (.16)
                                              ===========   ===========    ===========   ===========

Diluted earnings (loss) per share             $       .10   $      (.04)   $       .23   $      (.16)
                                              ===========   ===========    ===========   ===========